UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 23, 2005

GMH COMMUNITIES TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-32290	201181390
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10 Campus Boulevard

Newtown Square, Pennsylvania 19073

(Address of principal executive offices)

(610) 355-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

                On March 1, 2005, GMH Communities Trust (the “Company”) filed a Current Report on Form 8-K, Items 1.01 and 9.01 (the “Form 8-K”), with the Securities and Exchange Commission (the “SEC”) to report (i) the approval of certain compensatory arrangements by the Compensation Committee of the Company’s Board of Trustees, with respect to the Company’s anticipated named executive officers to be included in the Company’s proxy statement for its 2005 annual meeting of shareholders (the “NEOs”), and (ii) the sale of interests in Corporate Flight Services, LLC from the Company’s subsidiary, GMH Military Housing, LLC, to the Company’s Chairman, President and Chief Executive Officer.  The disclosure included in Item 1.01 of the Form 8-K is hereby incorporated by reference herein.  The Company is filing this amendment to the Form 8-K to correct the previously disclosed 2004 cash bonus amounts and 2005 base salaries approved for the NEOs, as follows:

Name and Title	2004 Cash Bonus

Gary M. Holloway, Sr., Chairman, President and CEO	$150,000
Bruce F. Robinson, President of Military Housing Business	$125,000
Joseph M. Coyle, President of Student Housing Business	$100,000
John DeRiggi, Chief Investment Officer	$175,000
Bradley W. Harris, SVP and Chief Financial Officer	$50,000

Name and Title	2005 Base Salary

Gary M. Holloway, Sr., Chairman, President and CEO	$350,000
Bruce F. Robinson, President of Military Housing Business	$325,000
Joseph M. Coyle, President of Student Housing Business	$300,000
John DeRiggi, Chief Investment Officer	$225,000
Bradley W. Harris, SVP and Chief Financial Officer	$225,000

Item 9.01.	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Exhibits.

Exhibit Number	Description

99.1

Membership Interests Purchase Agreement, effective as of February 28, 2005, by and between GMH Military Housing, LLC and Gary M. Holloway, Sr. (incorporated by reference to the Company’s Current Report on Form 8-K as filed with the SEC on March 1, 2005).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 3, 2005

GMH COMMUNITIES TRUST

By:	/s/ Joseph M. Macchione
Name:	Joseph M. Macchione
Title:	Senior Vice President, General Counsel, and Secretary

Exhibit Index

Exhibit No.	Document Name

99.1

Membership Interests Purchase Agreement, effective as of February 28, 2005, by and between GMH Military Housing, LLC and Gary M. Holloway, Sr. (incorporated by reference to the Company’s Current Report on Form 8-K as filed with the SEC on March 1, 2005).